Exhibit 10.1

ToughBuilt Industries, Inc.

25371 Commercentre Drive, Suite 200

Lake Forest, California 92630

February 18, 2022

[PURCHASER]

Re:     Securities Purchase Agreement, dated as of February 15, 2022 (the “Purchase Agreement”), by and among ToughBuilt Industries, Inc. (the “Company”) and the purchasers signatory thereto (each, a “Purchaser”)

In connection with the Purchase Agreement and the Transaction Documents, the Company and the undersigned Purchaser agree that the Purchase Agreement is hereby amended to insert a new Section 4.10(d) in the Purchase Agreement as follows:

“(d)    Each Purchaser agrees that such Purchaser’s voting rights pursuant to Section 4 of the Series F Certificate of Designation shall be limited to a number of Conversion Shares underlying the Series F Preferred Stock determined by using a conversion price of $0.2501.  For purposes of clarity, the conversion price of $0.2501 shall apply only for purposes of Section 4 of the Series F Certificate of Designation and not apply to any other section of the Series F Certificate of Designation or any Transaction Document.”

Terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.  This letter agreement may be executed in two counterparts, which when taken together shall be considered one and the same agreement.

ToughBuilt Industries, Inc.

By:
Name: Michael Panosian
Title: Chief Executive Officer

Acknowledged and agreed as of the date hereof:

[purchaser name]

By:
Name:
Title: